FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934.

      Date of report (Date of earliest event reported): November 22, 2002

                         Commission file Number 0-25935

                         THE RIDGEWOOD POWER GROWTH FUND
          (Exact name of registrant as specified in its charter.)

                       Delaware                  22-3495594
         (State or other jurisdiction of       (I.R.S. Employer
          incorporation or organization)       Identification No.)


   947 Linwood Avenue, Ridgewood, New Jersey                07450-2939
   ------------------------------------------------------------------------
   (Address of principal executive offices)                 (Zip Code)


              (201) 447-9000
   (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

On November 27, 2002, the Registrant filed a current report on Form 8-K reporting under Item 2 the acquisition of assets of Synergics, Inc. This Form 8-K/A amends that report by providing financial information called by Item 7.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired.

        See Exhibit 99.1


(b) Pro Forma Financial Information.

          See Exhibit 99.1

(c) Exhibits.

        The following exhibits are filed herewith:

        Exhibit                   Description
         99.1                      Financial Statements




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THE RIDGEWOOD POWER GROWTH FUND


Date:  February 5, 2003             By:   /s/ Christopher I. Naunton
                                          --------------------------
                                              Christopher I. Naunton,
                                               Vice President and
                                               Chief Financial Officer

Exhibit 99.1


                      SYNERGICS HYDRO, INC. AND SUBSIDIARIES,
                         BOX CANYON LIMITED PARTNERSHIP,
                      AND EMPORIA HYDRO LIMITED PARTNERSHIP

                          COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

                          Independent Auditors' Report





Shareholders and Partners
Synergics Hydro, Inc. and Subsidiaries
Box Canyon Limited Partnership
Emporia Hydro Limited Partnership

We have audited the accompanying combined balance sheets of Synergics Hydro, Inc. and Subsidiaries, Box Canyon Limited Partnership, and Emporia Hydro Limited Partnership as of December 31, 2001, and the related combined statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Synergics Hydro, Inc. and Subsidiaries, Box Canyon Limited Partnership, and Emporia Hydro Limited Partnership as of December 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with auditing standards generally accepted in the United States of America.

Toal, Ranes, Davis, & Simmons, LLC
Annapolis, Maryland

April 5, 2002

     SYNERGICS HYDRO, INC. AND SUBSIDIARIES, BOX CANYON LIMITED PARTNERSHIP,
                      AND EMPORIA HYDRO LIMITED PARTNERSHIP
                             COMBINED BALANCE SHEETS
                                DECEMBER 31, 2001

ASSETS

Current Assets
  Cash and Cash Equivalents ......................   $    925,407
  Accounts Receivable ............................        346,625
  Current Portion of Long Term Notes Receivable ..      1,429,144
  Prepaid Expenses ...............................        160,924
                                                     ------------
    Total Current Assets .........................      2,862,100

Non Current Receivables:
  Long Term Notes Receivable,
   net of current portion ........................      5,995,393

Property, Plant and Equipment ....................     36,785,221
  Less:  Accumulated Depreciation ................    (16,766,529)
                                                     ------------
    Net Property, Plant and Equipment ............     20,018,692

Other Assets
  Other Intangibles ..............................      1,175,293
  Less:  Accumulated Amortization ................       (717,307)
                                                     ------------
    Total Other Assets ...........................        457,986
                                                     ------------

         Total Assets ............................   $ 29,334,171
                                                     ============

LIABILITIES AND STOCKHOLDER'S AND PARTNERS' EQUITY

Current Liabilities
  Accrued Expenses ...............................   $     31,307
  Current Portion of Long Term Debt ..............      1,525,000
  Due to Parent ..................................      7,707,931
                                                     ------------
    Total Current Liabilities ....................      9,264,238

Long Term Debt, Net of Current Portion ...........      7,100,000
                                                     ------------
          Total Liabilities ......................     16,364,238

Stockholder's and Partners' Equity
  Common Stock, $1.00 Par Value: 100
     Shares Authorized, Issued and Outstanding ...            100
  Additional Paid-in Capital .....................      2,799,900
  Retained Earnings and Partners' Capital ........     10,169,933
                                                     ------------
         Total Stockholder's and
          Partners' Equity .......................     12,969,933
                                                     ------------

         Total Liabilities and Stockholder's
          and Partners' Equity ...................   $ 29,334,171
                                                     ============


         See accompanying notes to combined financial statements.

     SYNERGICS HYDRO, INC. AND SUBSIDIARIES, BOX CANYON LIMITED PARTNERSHIP,
                      AND EMPORIA HYDRO LIMITED PARTNERSHIP
                             STATEMENT of OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001



REVENUES
   Energy Revenue ...................   $ 3,794,625

COSTS AND EXPENSES
   Management .......................       465,576
   General and Administrative .......       651,743
   Operating and Maintenance ........       887,327
                                        -----------

      Total Costs and Expenses ......     2,004,646
                                        -----------

      Earnings From Operations ......     1,789,979

OTHER EXPENSES (INCOME)
   Depreciation and Amortization ....     1,268,549
   Interest Income ..................      (890,540)
   Interest Expense .................       606,315
                                        -----------

      Net Other Expense .............       984,324
                                        -----------

      Net Income Before Income Taxes        805,655

PROVISION FOR INCOME TAXES
  Current Income Tax Expense - States        57,666
  Income Tax Expense - Parent Company       270,000
  Benefit of the Use of Tax Loss
   Carryforward - Parent Company ....      (270,000)
                                        -----------

Net Income ..........................   $   747,989
                                        ===========


     See accompanying notes to combined financial statements.

     SYNERGICS HYDRO, INC. AND SUBSIDIARIES, BOX CANYON LIMITED PARTNERSHIP,
                      AND EMPORIA HYDRO LIMITED PARTNERSHIP
                        COMBINED STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2001



CASH FLOW FROM OPERATING ACTIVITIES:
  Net Income ........................................   $   747,989
  Adjustments to Reconcile Net Income
    to Cash Provided by Operations:
    Depreciation and Amortization ...................     1,268,549
    Interest Income Accrued to Long-Term Receivable .      (775,536)
    Decrease (Increase) in:
      Accounts Receivable ...........................        26,571
      Prepaid Expenses ..............................        (6,077)
    Decrease in Accounts Payable and Accrued Expenses       (12,519)
                                                        -----------

    Net Cash Provided by Operating Activities .......     1,248,977

CASH FLOW FROM FINANCING ACTIVITIES:
  Payments on Notes Payable .........................    (1,525,000)
  Borrowings (Payments) from (to) Parent Company ....        83,758
                                                        -----------

    Net Cash Flow Used by Financing Activities ......    (1,441,242)

CASH FLOW FROM INVESTING ACTIVITIES:
  Purchase of Property, Plant and Equipment .........       (39,307)
  Payments on Long Term Notes Receivable ............       200,000
                                                        -----------

    Net Cash Flow Provided by Investing Activities ..       160,693
                                                        -----------

Net Decrease in Cash ................................       (31,572)

Cash, Beginning of Year .............................       956,979
                                                        -----------

Cash, End of Year ...................................   $   925,407
                                                        ===========

SUPPLEMENTAL DISCLOSURE:

  Interest Paid .....................................   $   606,315
                                                        ===========

  Income Taxes Paid .................................   $    57,666
                                                        ===========



     See accompanying notes to combined financial statements.

                     SYNERGICS HYDRO, INC. AND SUBSIDIARIES,
     BOX CANYON LIMITED PARTNERSHIP, AND EMPORIA HYDRO LIMITED PARTNERSHIP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

Operations - Synergics Hydro, Inc., Box Canyon Limited Partnership and Emporia Hydro Limited Partnership are wholly-owned or effectively wholly-owned by Synergics, Inc. The Companies lines of business include ownership and operation of hydropower projects. The plants produce electricity which is sold to local electric utilities and is dependent on water flow for such production.
Accordingly, the Companies revenues are adversely affected in periods of drought.

During April, 2000, Synergics, Inc. and its 69% majority shareholder entered into an agreement with Ridgewood Power, LLC the effect of which, among other things, was the sale of the hydroelectric projects included in these financial statements to Ridgewood Power, LLC or its assigns (Ridgewood). See Note 4.

Principles of Consolidation and Basis of Presentation - The combined financial statements include the accounts of Synergics Hydro, Inc. and Subsidiaries (Hydro), Box Canyon Limited Partnership (Box Canyon), and Emporia Hydro Limited Partnership (Emporia). All combined partnerships and corporations are effectively 100% owned by Synergics, Inc. which in turn is effectively owned by Ridgewood. Entities owned less than 50% are carried at equity, or at cost if less than 20% owned. All significant intercompany transactions are eliminated.

Depreciation and Amortization - Hydropower plants are depreciated over the lesser of the facility lease life, if any, or 40 years. Depreciation is computed on the straight line method for financial reporting purposes. For income tax purposes, depreciation is provided using accelerated methods over generally the shortest lives allowable.

Income Taxes - The combined entities report for federal income tax purposes on a consolidated basis with Synergics, Inc. using the accrual method of accounting on a calendar year basis. Deferred income taxes are provided, where required, for temporary differences arising from the recognition of certain income and expense amounts in different periods for tax and financial reporting purposes. Investment tax credits are recognized as a reduction of the provision for income taxes in the year realized. The provision for federal income taxes to the parent company is calculated as if the combined entities were to file a separate federal return and any tax expense or benefit is recorded as due to or from Synergics, Inc. At December 31, 2001, Synergics, Inc. combined net operating loss carryforwards exceeded $16,000,000 and combined tax credit carryovers exceeded $2,000,000 expiring in varying amounts to 2014. The 2001 and 2000 current tax represents various state income taxes.

Cash Management- Synergics, Inc., (Parent Company) maintains a centralized cash management program for all of its subsidiaries. Generally, cash produced from operating revenues are deposited in Parent Company accounts and disbursements for operating items are made by the Parent Company on behalf of its subsidiaries. Accordingly, the net activity of cash transactions with the Parent Company has been reflected as an increase or decrease in amounts due to the Parent Company. Bank deposits at Synergics Hydro, Inc. and the Parent Company generally exceed federally insured limits. Neither the Parent Company nor Hydro have experienced any losses in such account. The Companies believe they are not exposed to any significant credit risk on cash.

Cash and Cash Equivalents

Cash and cash equivalents include only accounts in the name of the combined entities. For purposes of the statement of cash flows, all short-term debt securities purchased with a maturity of three months or less are considered to be cash equivalents.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - LONG TERM NOTES RECEIVABLE

During 1989, Synergics, Inc. constructed a hydroelectric facility for the Truckee-Carson Irrigation District (TCID). The construction and term funding for this plant was provided by a portion of the secured credit facility (See Note
5). The sales price of the plant was paid by assignment of future revenues of the hydroelectric plant. Synergics, Inc. repaid construction advances received from Hydro by assignment of the long term receivable. The receivable has been pledged as additional collateral for the variable rate secured credit facility (see Note 5). By agreement with Truckee-Carson Irrigation District (TCID), all revenue of the plant is paid to the Company as escrow agent for the benefit of TCID, Synergics, Inc. and Hydro. The agreement runs for 20 years and is automatically renewable until the full amount due Synergics, Inc. (or assigns) has been paid. The amounts initially due Synergics, Inc. and assigned to Hydro were:






                          Portion payable over
                           15 years at variable interest    $4,000,000


                          Portion payable over
                           15 years at 15% fixed rate        2,137,000
                                                            ----------


                               Total due                    $6,137,000
                                                            ==========


Cash flow from the plant is to be disbursed on the following priority basis after payment of operations and maintenance expenses:

a)   for payment of principal and interest on $4,000,000 portion;
b) for payment of principal and interest on $1,363,000 at 10% interest amortized over 15 years to TCID;
c) for payment of principal and interest on the $2,137,000 portion at 15% interest; and
d)   the balance, if any, to be shared 50/50 between Hydro and TCID.

Any accrued interest not paid on the $1,363,000 or $2,137,000 are to be added to principal and the new balance amortized over the remaining amortization period. Any accrued interest not paid or deferred principal amounts on the four million portion are given priority ahead of the $1,363,000 and $2,137,000 portions.

Operations began in June 1989 and cash flow has not been sufficient to make all payments identified in a) through c) above. Accrued and unpaid interest has been added to the principal amounts due under items a) through c). For the years ended December 31, 2001 and 2000, the $4,000,000 portion of the receivable decreased by $200,000 per year. Because cash payments on the $2,137,000 portion were not adequate to pay all accrued interest in 2001, the note increased $775,537.

In 1994, Hydro reclassified $449,347 of accrued unpaid interest on the long term receivable to other assets and began to charge this amount to operations on a straight-line basis over the estimated useful life of the agreement with TCID.

Maturities on the amounts due Hydro were as follows at December 31, 2001:

               $4,000,000    $2,137,000
                 Portion       Portion       Total
                ---------    ----------    ----------

      2002   $   200,000    $ 1,229,144   $ 1,429,144
      2003       200,000      1,413,516     1,613,516
      2004       200,000      3,303,121     3,503,121
      2005       200,000           --         200,000
      2006       200,000           --         200,000
Thereafter       478,756           --         478,756
             -----------    -----------   -----------

             $ 1,478,756    $ 5,945,781   $ 7,424,537
             ===========    ===========

 Current Portion of Long-Term Receivable   (1,429,144)
                                          -----------

 Long-Term Portion at December 31,2001    $ 5,995,393
                                          ===========

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT


Property, plant and equipment is recorded at cost (see Note 5).




                                                    2001

Land .......................................   $     45,600
Hydroelectric Plants, including improvements     36,739,621
                                               ------------
                                                 36,785,221
Less:  Accumulated Depreciation ............    (16,766,529)
                                               ------------

Total Property, Plant and Equipment ........   $ 20,018,692
                                               ============


NOTE 4 - RELATED PARTY TRANSACTIONS

At December 31, combined entities were indebted to Synergics, Inc. for net funds advanced of $7,707,931.

In prior years Synergics, Inc. entered into a loan agreement with Trust Company of the West (TCW) as trustee for a pension plan (TCW Debt). The proceeds of the loan were used to acquire or construct hydroelectric plants. Each hydroelectric plant is owned in separate entities and those entities pledged their respective assets as security for the TCW Debt. The power plants owned by Box Canyon and Emporia are pledged as collateral on the TCW Debt.

In April 2000, Ridgewood (see Note 1) purchased the TCW Debt. Accordingly, at December 31, 2001, substantially all of the assets of Box Canyon and Emporia were effectively pledged to Ridgewood.

The amount due Synergics, Inc. as noted above, therefore, include funds advanced by Synergics to acquire or construct the power plants, net of power revenues deposited at Synergics and operating expenses paid on behalf of the power plants. See Note 1.

NOTE 5 - NOTES PAYABLE AND LONG TERM DEBT

Power plants owned by subsidiaries of Hydro are financed by a term loan. Hydro has a choice of variable or fixed interest rates on the term loan. Variable rates are LIBOR plus 1 3/4% or the Lenders Corporate Base Rate plus 1/2%. At Hydro's option, a fixed interest rate can be selected, payable on any portion of the debt in excess of $1,000,000, for any period of time from two to seven years. Such fixed rate shall be based on the U.S. Treasury note rate at the date of election plus 2 3/4%.

Notes Payable and long term debt, all term at December 31, were as follows:



                                                 2001          2000
                                                 ----          ----

7.84% (LIBOR base) at  December 31, 2000
  180 Day Maturity .......................   $      --     $ 1,456,250
3.77% and 7.87% (LIBOR base) at
  December 31, 2001 and December 31, 2000,
  respectively - 90 Day  Maturity ........     8,625,000     8,693,750
                                             -----------   -----------
                   Total .................   $ 8,625,000   $10,150,000
                                             ===========   ===========

This credit facility is secured by six hydroelectric plants.

Repayment of this facility is based on a schedule of varying quarterly payments with the balance due in full on December 31, 2007. Annual maturities are as follows:

         2002                    $1,525,000
         2003                     1,450,000
         2004                     1,475,000
         2005                     1,475,000
         2006                     1,475,000
        Thereafter                1,225,000
                                  ---------
        Total                     8,625,000
        Less Current Portion     (1,525,000)
                                  ---------
        Long-Term Indebtedness,
         Net of Current Portion  $7,100,000
                                  =========

As additional compensation to the lender, Hydro is required to pay to the lender a "royalty" equal to 10% of the cash flow, as defined, of the financed projects plus 10% of any net proceeds, as defined, from the sale or refinancing of any of the financed projects. No additional interest payments were required for 2001 or 2000.

During 2000 and through March 31, 2001, the lender issued, on behalf of Hydro, a Letter of Credit as collateral for performance on a power purchase contract. The Letter of Credit was supported by the pledge of cash equivalents in the amount of $914,531.

NOTE 6 - COMMITMENTS

Long term power purchase contracts for each operating hydroelectric plant require the sale of the entire output of power of the respective facility to local public utility companies.

Two of the hydroelectric plants operate on sites subject to long term leases. The leases terminate in 2010 and 2024, respectively. Lease payments are as follows:


                 2002   $   645,000
                 2003       660,000
                 2004       670,000
                 2005       685,000
                 2006       695,000
           Thereafter     7,626,477
                         ----------

Total Minimum Lease
 Payments               $10,981,477
                        ===========


Other combined entities have required payments based upon a percentage of annual gross revenue of the hydroelectric plant less any taxes or other fees paid to the lessors. There are no minimum rents required and these commitments are not included in the amounts presented above.

     SYNERGICS HYDRO, INC. AND SUBSIDIARIES, BOX CANYON LIMITED PARTNERSHIP,
                      AND EMPORIA HYDRO LIMITED PARTNERSHIP
                             COMBINED BALANCE SHEETS
                               SEPTEMBER 30, 2002
                                   (Unaudited)

ASSETS

Current Assets
  Cash and Cash Equivalents ........................   $  1,995,348
  Accounts Receivable ..............................        197,321
  Current Portion of Long Term Notes Receivable ....      4,458,137
  Prepaid Expenses .................................        375,803
                                                       ------------
    Total Current Assets ...........................      7,026,609

Non Current Receivables:
  Long Term Notes Receivable, net of current portion      3,441,670

Property, Plant and Equipment ......................     36,785,221
  Less:  Accumulated Depreciation ..................    (17,679,781)
                                                       ------------
    Net Property, Plant and Equipment ..............     19,105,440

Other Assets
  Other Intangibles ................................      1,175,293
  Less:  Accumulated Amortization ..................       (755,467)
                                                       ------------
    Total Other Assets .............................        419,826
                                                       ------------

         Total Assets ..............................   $ 29,993,545
                                                       ============

LIABILITIES AND STOCKHOLDER'S AND PARTNERS' EQUITY

Current Liabilities
  Accrued Expenses .................................   $     30,155
  Current Portion of Long Term Debt ................      1,468,750
  Due to Parent ....................................      8,450,292
                                                       ------------
    Total Current Liabilities ......................      9,949,197

Long Term Debt, Net of Current Portion .............      6,012,500
                                                       ------------
          Total Liabilities ........................     15,961,697

Stockholder's and Partners' Equity
  Common Stock, $1.00 Par Value: 100
     Shares Authorized, Issued and Outstanding .....            100
  Additional Paid-in Capital .......................      2,799,900
  Retained Earnings and Partners' Capital ..........     11,231,848
                                                       ------------
         Total Stockholder's and Partners' Equity ..     14,031,848
                                                       ------------

         Total Liabilities and Stockholder's
          and Partners' Equity .....................   $ 29,993,545
                                                       ============

      See accompanying notes to combined financial statements.

     SYNERGICS HYDRO, INC. AND SUBSIDIARIES, BOX CANYON LIMITED PARTNERSHIP,
                      AND EMPORIA HYDRO LIMITED PARTNERSHIP
                             STATEMENT of OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                                   (Unaudited)



REVENUES
   Energy Revenue ..................   $ 3,759,994

COSTS AND EXPENSES
   Management ......................       236,318
   General and Administrative ......       559,485
   Operating and Maintenance .......       689,149
                                       -----------

      Total Costs and Expenses .....     1,484,952
                                       -----------

      Earnings From Operations .....     2,275,042

OTHER EXPENSES (INCOME)
   Depreciation and Amortization ...       951,412
   Interest Income .................      (711,867)
   Interest Expense ................       962,781
                                       -----------

      Net Other Expense ............     1,202,326
                                       -----------

      Net Income Before Income Taxes     1,072,716

PROVISION FOR INCOME TAXES
  Current Income Tax Expense .......        10,801
                                       -----------

Net Income .........................   $ 1,061,915
                                       ===========


   See accompanying notes to combined financial statements.

     SYNERGICS HYDRO, INC. AND SUBSIDIARIES, BOX CANYON LIMITED PARTNERSHIP,
                      AND EMPORIA HYDRO LIMITED PARTNERSHIP
                        COMBINED STATEMENTS OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002



CASH FLOW FROM OPERATING ACTIVITIES:
  Net Income ........................................   $ 1,061,915
  Adjustments to Reconcile Net Income
    to Cash Provided by Operations:
    Depreciation and Amortization ...................       951,412
    Interest Income Accrued to Long-Term Receivable .      (675,297)
    Decrease (Increase) in:
      Accounts Receivable ...........................       149,304
      Prepaid Expenses ..............................      (214,879)
    Decrease in Accounts Payable and Accrued Expenses        (1,155)
                                                        -----------

    Net Cash Provided by Operating Activities .......     1,271,300

CASH FLOW FROM FINANCING ACTIVITIES:
  Payments on Notes Payable .........................    (1,143,750)
  Borrowings from  Parent Company ...................       742,391
                                                        -----------

    Net Cash Flow Used by Financing Activities ......      (401,359)

CASH FLOW FROM INVESTING ACTIVITIES:
  Payments on Long Term Notes Receivable ............       200,000
                                                        -----------

    Net Cash Flow Provided by Investing Activities ..       200,000
                                                        -----------

Net Increase in Cash ................................     1,069,941

Cash, Beginning of Year .............................       925,407
                                                        -----------

Cash, End of Period .................................   $ 1,995,348
                                                        ===========




      See accompanying notes to combined financial statements.

     SYNERGICS HYDRO, INC. AND SUBSIDIARIES, BOX CANYON LIMITED PARTNERSHIP,
                      AND EMPORIA HYDRO LIMITED PARTNERSHIP
                NOTES TO COMBINED UNAUDITED FINANCIAL STATEMENTS


1. BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002.

                         THE RIDGEWOOD POWER GROWTH FUND
                        SYNERGICS, INC. AND SUBSIDIARIES
                                      F/K/A
     SYNERGICS HYDRO, INC. AND SUBSIDIARIES, BOX CANYON LIMITED PARTNERSHIP,
                     AND EMPORIA HYDRO LIMITED PARTNERSHIP
                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


On November 22, 2002, a joint venture formed between The Ridgewood Power Growth Fund (the "Fund") and Ridgewood Electric Power Trust V ("Trust V") acquired 100% of the outstanding stock of Synergics, Inc., which owned nine hydroelectric generating plants. The former shareholders of Synergics Inc. received 100% of the outstanding shares of a subsidiary of Synergics in exchange for selling the stock of Synergics, Inc. to the Fund and Trust V. The transaction resulted in the former Synergics shareholders retaining one hydroelectric plant and the Fund and Trust V acquiring the remaining eight plants. The eight hydroelectric plants acquired by the Fund and Trust V were owned by subsidiaries of Synergics, Inc. These subsidiaries were formerly known as, Synergics Hydro, Inc., Box Canyon Limited Partnership and Emporia Hydro Limited Partnership. The following unaudited pro forma condensed combined balance sheet as of September 30, 2002 has been prepared to present the financial position of the combined companies as though the acquisition had been consummated on September 30, 2002. The following pro forma condensed combined statements of operations for the year ended December 31, 2001 and the nine months ended September 30, 2002 have been prepared to present the operations of the combined companies assuming the acquisition had been completed on January 1, 2001.


The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of The Ridgewood Power Growth Fund included in its Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2002. The unaudited pro forma condensed combined balance sheet and statements of operations have been included herein for comparative purposes only and do not purport to be indicative of the results of operations which actually would have been obtained had the acquisition been completed at the beginning of the respective combined periods. In addition, future results may vary significantly from the results reflected in these pro forma financial statements.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2002
                                   (UNAUDITED)



                    Ridgewood Power   Synergics,Inc.                  Pro Forma
                      Growth Fund     &Subsidiaries   Adjustments      Combined
                      ------------    ------------    -----------    -----------
Assets:
Cash and cash
 equivalents .....   $1,212,585      $1,995,348            --        $3,207,933
Accounts
 receivable ......    1,629,188         197,321            --         1,826,509
Due from
 affiliates ......      208,856            --              --           208,856
Current
 portion
 of note
 receivable ......         --         4,458,137      (4,258,137) a      200,000
Other
 current
 assets ..........      237,102         375,803            --           612,905
                    -----------     -----------     -----------     -----------

   Total
    current
    assets .......    3,287,731       7,026,609      (4,258,137)      6,056,203

Long term
 note
 receivable,
 net of
 current                                             (1,177,656) b
 portion .........         --         3,441,670       4,258,137  a    6,522,151

Plant and
 equipment .......   32,187,024      36,785,221     (35,003,945) c   33,968,300
Construction
 in progress .....    1,463,720            --              --         1,463,720
Office
 equipment .......    1,022,969            --              --         1,022,969
                     ----------      -----------     -----------     ----------
Total plant
 and
 equipment .......   34,673,713      36,785,221     (35,003,945)     36,454,989
 Accumulated
  depreciation ...   (3,247,281)    (17,679,781)     17,679,781 d    (3,247,281)
                     ----------     -----------     -----------      ----------
Plant and
 equipment,net ...   31,426,432      19,105,440     (17,324,164)     33,207,708
                     ----------     -----------     -----------      ----------

Electric power
 sales
 contracts
 and other
 intangibles .....         --         1,175,293      16,134,442 e    17,309,735
 Accumulated
  amortization ...         --          (755,467)        755,467 f          --
                     ----------      ----------      ----------      ----------

Electric
 power sales
 contracts,net  ..         --           419,826      16,889,909      17,309,735
                     ----------      ----------      ----------      ----------

Investment in:
Synergics
 Projects ........   14,288,819            --       (14,288,819)g          --
United Kingdom
 Landfill
 Projects ........    5,398,337            --              --         5,398,337

                     ----------      ----------       ----------     ----------

    Total
     assets ...... $ 54,401,319    $ 29,993,545    $(15,900,730)   $ 68,494,134
                     ----------      ----------      ----------      ----------


Liabilities
 and
 shareholders'
 equity:
Liabilities:
Accounts
 payable
 and accrued
 expenses ........  $ 1,510,911     $    30,155     $ 1,100,000 h  $  2,641,066
Bank debt ........      761,998       1,468,750            --         2,230,748
Due to
 affiliates ......      467,358       8,450,292      (8,450,292)i       467,358
                     ----------      ----------      ----------      ----------

  Total
   current
   liabilities ..     2,740,267       9,949,197      (7,350,292)      5,339,172
                      ---------      ----------     -----------      ----------


Bank debt,
 less current
 portion .........    5,256,558       6,012,500            --        11,269,058
Minority
 interest ........    8,972,511            --         5,481,410 j    14,453,921

Shareholders'
 equity:
Total
 shareholders'
 equity ..........   37,431,983      14,031,848     (14,031,848) k   37,431,983
                    -----------      ----------      ----------      ----------


  Total
   liabilities
   and
   shareholders'
   equity ........ $ 54,401,319    $ 29,993,545    $(15,900,730)   $ 68,494,134
                     ----------      ----------      ----------      ----------

  See accompanying notes to pro forma condensed combined financial statements.

              PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2001
                                   (UNAUDITED)


                     Ridgewood Power  Synergics,Inc.  Adjustments    Pro Forma
                       Growth Fund    & Subsidiaries                  Combined
                        ----------    --------------  ----------    ----------


Revenues ...........   $ 4,237,676    $ 3,794,625           --      $ 8,032,301

Cost of sales ......     3,256,555      2,155,876        105,440 a    5,517,871
                       -----------    -----------    -----------    -----------

Gross profit .......       981,121      1,638,749       (105,440)     2,514,430

General and
 administrative
 expenses ..........     1,523,877        651,743           --        2,175,620
Management fee
 paid to the
 managing
 shareholders ......     1,645,267        465,576           --        2,110,843
                       -----------    -----------    -----------    -----------
  Total other
   operating
   expenses ........     3,169,144      1,117,319           --        4,286,463

Income (loss)
 from operations ...    (2,188,023)       521,430       (105,440)    (1,772,033)

Other income
(expense):
Interest income ....       305,746        890,540       (775,540)d      420,746
Income from
 Synergics Hydro
 Projects ..........       993,685           --         (993,685)b         --
Interest expense ...       (29,698)      (606,315)          --         (636,013)
 Equity interest
  in income(loss)of:
   ZAPWORLD.COM ....      (818,043)          --             --         (818,043)
   United Kingdom
    Landfill
    Projects .......      (164,559)          --             --         (164,559)
 Other income
  (expense) ........       197,629           --             --          197,629
                       -----------     -----------    -----------    ----------
Write down of
 investment in ZAP .    (1,282,241)          --             --       (1,282,241)
                       -----------    -----------    -----------    -----------
   Other (expense)
    income, net ....      (797,481)       284,225     (1,769,225)    (2,282,481)
                       -----------    -----------    -----------    -----------

Income (loss)
 before taxes ......    (2,985,504)       805,655     (1,874,665)    (4,054,514)

Income tax
 expense ...........        57,666            --             --          57,666
                       -----------    -----------    -----------    -----------

Income (loss)
 before
 minority interest .    (2,985,504)       747,989     (1,874,665)    (4,112,180)

Minority interest
 in the (earnings)
 loss of
 consolidated
 subsidiaries ......       (51,907)          --           38,567 c      (13,340)
                       -----------    -----------    -----------    -----------

Net income(loss) ...   $(3,037,411)   $   747,989    $(1,836,098)   $(4,125,520)
                       -----------    -----------    -----------    -----------



   See accompanying notes to pro forma condensed combined financial statements.

              PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                                   (UNAUDITED)


                    Ridgewood Power  Synergics,Inc.                 Pro Forma
                      Growth Fund    & Subsidiaries  Adjustments     Combined
                      -----------    --------------  ----------    ------------


Revenues ..........   $ 4,351,994    $ 3,759,994           --      $ 8,111,988

Cost of sales .....     3,838,263      1,640,557         79,080 a    5,557,900
                      -----------    -----------    -----------    -----------

Gross profit ......       513,731      2,119,437        (79,080)     2,554,088

General and
 administrative
 expenses .........     1,324,138        559,485           --        1,883,623
Management fees ...       822,633        236,318           --        1,058,951
                      -----------    -----------    -----------    -----------
  Total other
   operating
   expenses .......     2,146,771        795,803           --        2,942,574

Income(loss)
 from operations ..    (1,633,040)     1,323,634        (79,080)      (388,486)

Other income
(expense):
Interest income ...        60,128        711,867       (675,297)d       96,698
Interest expense ..      (618,877)      (962,785)       749,906 b     (831,756)
 Equity interest
  in income(loss)of
   United Kingdom
    Landfill
    Projects ......      (484,021)          --             --         (484,021)
   Sinai
    Environmental
    Services ......       (37,298)          --             --          (37,298)
 Other income
 (expense) ........         7,439           --             --            7,439
                      -----------    -----------    -----------    -----------
   Other income
   (expense), net .    (1,072,629)      (250,918)        74,609     (1,248,938)
                      -----------    -----------    -----------    -----------

 Income(loss)
  before taxes ....    (2,705,669)     1,072,716         (4,471)    (1,637,424)

 Income tax
  expense .........          --           10,801           --           10,801
                      -----------    -----------    -----------    -----------

 Income (loss)
  before minority
  interest ........    (2,705,669)     1,061,915         (4,471)    (1,648,225)

 Minority interest
  in the loss
  (earnings) of
   consolidated
     subsidiaries .       755,304           --         (306,659) c     448,645
                      -----------    -----------    -----------    -----------

Net loss ..........   $(1,950,365)   $ 1,061,915    $  (311,130)   $(1,199,580)
                      -----------    -----------    -----------    -----------


   See accompanying notes to pro forma condensed combined financial statements.

                         THE RIDGEWOOD POWER GROWTH FUND
                        SYNERGICS, INC. AND SUBSIDIARIES
                                      F/K/A
     SYNERGICS HYDRO, INC. AND SUBSIDIARIES, BOX CANYON LIMITED PARTNERSHIP,
                     AND EMPORIA HYDRO LIMITED PARTNERSHIP
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS



NOTE 1- ACQUISITION

Beginning in late 1999, the Fund and Ridgewood Electric Power Trust V ("Trust V") (collectively "Ridgewood Power") began negotiations with Synergics, Inc.
("Synergics") to buy nine existing hydroelectric generating plants (the "Synergics Projects"). In the course of negotiations and due diligence, Ridgewood Power learned that one of Synergics' lenders had declared a payment default against Synergics and that the lender had agreed to discharge the debt at a substantial discount from the face amount if payment were made by the end of April 2000. In order to preserve the benefit of the lender's offer and to allow completion of the acquisition on favorable terms, the Fund and Trust V, through a joint venture, acquired the debt from the lender on April 28, 2000 for a payment of $17 million to the lender. Trust V supplied $5 million of the capital used by the joint venture to acquire the debt and the Fund supplied the remaining $12 million. The Fund and Trust V own the joint venture in proportion to the capital each supplied and neither will has preferred rights over the other.

On November 22, 2002, through another joint venture owned in the same proportion as the joint venture that acquired the debt of Synergics, the Fund and Trust V acquired 100% of the outstanding stock of Synergics. The former shareholders of Synergics Inc. received 100% of the outstanding shares of a subsidiary of Synergics in exchange for selling the stock of Synergics to the Fund and Trust V.

In total, the Fund and Trust V acquired the Synergics Projects for approximately $20.3 million. In return for their investment, the Fund and Trust V received eight hydroelectric generating plants with a market value of approximately $1.8 million, $2.4 million in cash, $6.7 million in notes receivable, $ .5 million in accounts receivable, and $.2 million in other assets. In accordance with the purchase agreement, the Fund and Trust V assumed approximately $7.5 million of bank debt and income taxes of approximately $1.1 million. The Fund and Trust V assigned the approximate excess purchase price of $17.3 million to electric power sales contracts, which will be amortized over the remaining life of the respective contracts.

NOTE 2 - PRO FORMA ADJUSTMENTS

Balance Sheet



(a) Reclass current portion of note receivable to long term to reflect estimated collection schedule .....................  $  4,258,137

(b) Adjust note receivable to estimated fair market value .......    (1,177,656)

(c) Adjust plant and equipment to estimated fair market value ...   (35,003,945)

(d) Eliminate accumulated depreciation ..........................    17,679,781

(e) Adjust electric power sales contract and other intangibles to
      estimated fair market value ...............................    16,134,442

(f) Eliminate accumulated amortization ..........................       755,467

(g) Eliminate investment in Synergics ...........................   (14,288,819)

(h) Income taxes assumed as a result of acquisition .............     1,100,000

(i) Eliminate inter-company balance due to affiliates ...........    (8,450,292)

(j) Record minority interest share in acquisition ...............     5,481,410

(k) Eliminate Stockholders' equity ..............................   (14,031,848)




 Statements of Operations



                                                   December 31, September 30,
                                                       2001         2002
                                                    ---------    ---------
(a) Record additional depreciation and ..........   $ 105,440    $  79,080
      amortization expense as a result of the new
      assigned fair values and useful lives of
      property, plant and equipment and power
      sales contracts
(b) Eliminate related party interest (income)
      expense ...................................    (993,685)     749,906
(c) Record minority interest share of Synergics
      (earnings) loss ...........................      38,567     (306,659)
(d) Adjust interest income earned on notes
      receivable ................................    (775,540)    (675,297)